Exhibit 99.5

Execution Version

AMENDMENT NO. 1 TO SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO SUPPORT AGREEMENT (this “Amendment”) is entered into as of March 1, 2022, by and among:

(1).	Garnet Faith Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Merger Sub”);

(2).	Recruit Holdings Co., Ltd. (the “Continuing Shareholder”); and

(3).	Oriental Poppy Limited, Ocean Ascend Limited and RY Elevate Inc. (each, a “Purchasing Shareholder”).

WHEREAS, the parties hereto entered into that certain Support Agreement, dated as of June 21, 2021 (the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

WHEREAS, Section 7.5 of the Agreement provides that, at any time prior to the Expiration Time, any provision of the Agreement may be amended if, and only if, such amendment is in writing and signed by each of the Continuing Shareholder, Merger Sub and the Purchasing Shareholders, provided that none of Section 7.5 and the other provisions of the Agreement with respect to which the Company is made a third-party beneficiary shall be amended without the Company’s prior written consent;

WHEREAS, Section 7.8 of the Agreement provides that the Company is an express third-party beneficiary of the obligations of the Continuing Shareholder pursuant to Article I, Article II, Section 3.2(b), Section 3.2(c), Article VI and Article VII of the Agreement; and

WHEREAS, prior to the execution of this Amendment, the Company has provided its consent in writing to the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Definitions.

Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them under the Agreement.

2.             Amendments to the Agreement.

2.1           Amendment to Recitals.

The reference to “4,292,653” in sub-section (d) of the fifth paragraph in the Recitals of the Agreement is hereby amended to “3,699,424”. The reference to “3,268,512” in sub-section (e) of the fifth paragraph of the Recitals of the Agreement is hereby amended to “4,983,857”.

2.2           Amendment to Schedule A.

Schedule A of the Agreement is hereby replaced in its entirety with Appendix I of this Amendment.

2.3           Amendment to Schedule B.

Schedule B of the Agreement is hereby replaced in its entirety with Appendix II of this Amendment.

2.4           Amendment to Schedule C.

Schedule C of the Agreement is hereby replaced in its entirety with Appendix III of this Amendment.

3.             Miscellaneous

3.1           No Further Amendment.

The parties hereto agree that all other provisions of the Agreement shall, subject to the amendments set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Agreement.

3.2           Representations and Warranties.

Each party hereto hereby represents and warrants to each other party that:

3.2.1             It has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment by it have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on its part are necessary to authorize the execution and delivery of this Amendment.

3.2.2             This Amendment has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

3.3           References.

Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the Agreement shall, effective from the date of this Amendment, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement and references in the Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to June 21, 2021.

3.4           Effect of Amendment.

This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

3.5           Other Miscellaneous Terms.

The provisions of Article 7 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GARNET FAITH LIMITED

By:	/s/ Julian Juul Wolhardt
Name: Julian Juul Wolhardt
Title: Director

[Signature Page to Amendment to Support Agreement (Recruit)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

RECRUIT HOLDINGS CO., LTD.

By:	/s/ Masumi Minegishi
Name: Masumi Minegishi
Title: Representative Director, Chairperson

[Signature Page to Amendment to Support Agreement (Recruit)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ORIENTAL POPPY LIMITED

By:	/s/ Julian Juul Wolhardt
Name: Julian Juul Wolhardt
Title: Director

[Signature Page to Amendment to Support Agreement (Recruit)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

OCEAN ASCEND LIMITED

By:	/s/ Tianyi Jiang
Name: Tianyi Jiang
Title: Director

[Signature Page to Amendment to Support Agreement (Recruit)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

RY ELEVATE INC.

By:	/s/ Rick Yan
Name: Rick Yan
Title: Director

[Signature Page to Amendment to Support Agreement (Recruit)]